Exhibit 10.1
TRANSITION AGREEMENT
This TRANSITION AGREEMENT (as amended, restated, updated or modified from time to time, this “Agreement”), dated as of April 23, 2019 is entered into by and among CNI NRE Advisors, LLC, a Delaware limited liability company (the “Asset Manager”), Colony Capital Operating Company LLC, a Delaware limited liability company (the “Asset Manager Parent”, and together with Asset Manager, the “Asset Manager Parties”) and NorthStar Realty Europe Corp., a Maryland corporation (the “Company” and together with the Asset Manager Parties, the “Parties”).
R E C I T A L S:
WHEREAS, the Asset Manager provides certain services to the Company and its Subsidiaries pursuant to that certain Amended and Restated Asset Management Agreement, dated as of November 9, 2017 by and between the Company and the Asset Manager (as amended, restated, updated or modified from time to time, the “Asset Management Agreement”), as amended by that certain Amendment No. 1 dated as of November 7, 2018 (the “Amendment”).
WHEREAS, pursuant to the Amendment, the Asset Manager and the Company agreed to promptly formulate a management transition and retention program to induce the employees of the Asset Manager and its Affiliates set forth on Exhibit A thereto to continue providing certain services to the Company through the Termination Date (as defined below) and substantially similar services to the Company following the Termination Date which shall be executed simultaneously hereto (the “Employee Transition Agreement”).
WHEREAS, pursuant to the Amendment, the Asset Manager and the Company agreed to negotiate in good faith to execute a definitive transition services agreement, pursuant to which the Asset Manager and its Affiliates will provide, or cause to be provided, to the Company certain services on a transitional basis for up to nine (9) months following the Termination Date.
WHEREAS, the Company is currently utilizing its commercially reasonable efforts, consistent with the fiduciary duties of the Strategic Review Committee (the “SRC”) and the Board of Directors of the Company, to enter into a definitive agreement providing for an NRE Change of Control (as defined in the Asset Management Agreement) (the “Sale Process”).
WHEREAS, the Company has agreed to pay the 2018 Incentive Fee (as such term is defined in the Asset Management Agreement) in cash in consideration of the Asset Manager Parties agreeing to this Agreement and the Employee Transition Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1    Definitions. For the purposes of this Agreement, each of the following terms shall have the following respective meanings:
“Affiliate” means, with respect to a Person, any other Person that either directly or indirectly controls, is controlled by or is under common control with the first Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be considered an Affiliate of the Asset Manager, the Asset Manager Parent or any of their respective Subsidiaries.
“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America are required to or may be closed.
“Change of Control Termination Date” means the date of the completion of an NRE Change of Control and termination of the Asset Management Agreement.
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Confidential Information” means all proprietary and confidential information of a Party or its Subsidiaries concerning the business, business relationships (including prospective customers and business partners) and financial affairs of such Party and its Subsidiaries, in each case whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence.
“Counterparty” means any potential counterparty to an NRE Change of Control identified to the Asset Manager Parties by the SRC.
“Governmental Authority” means any federal, state, local or foreign government, any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local, foreign or supranational, and any arbitral body.
“Law” means any order or any federal, state, local, foreign, supranational or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Authority.
“Liability” means any liability, cost, expense, debt, guarantee, assurance, commitment or obligation of any kind, character, or description, and whether known or unknown, accrued or unaccrued, absolute, fixed, contingent or otherwise, asserted or unasserted, matured or unmatured, liquidated or unliquidated, due or to become due and whenever or however arising.
“Person” means an individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust or other entity or organization of any kind, including a Governmental Authority.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries. For the avoidance of doubt, for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be considered a Subsidiary of the Asset Manager, the Asset Manager Parent or any of their respective Subsidiaries.
“Termination Date” has the meaning set forth in the Amendment.
ARTICLE II
TRANSITION
Section 2.1    NRE Change of Control. In furtherance of the Sale Process, promptly following the request of the SRC, the Asset Manager Parties agree to negotiate in good faith with any Counterparty to amend this Agreement to provide transition services to such Counterparty following an NRE Change of Control on terms and conditions no less favorable to such Counterparty than those set forth in Article III through Article V, substituting the Change of Control Termination Date for the Internalization Termination Date, and to negotiate in good faith any such other changes and modifications to the Services as reasonably requested by a Counterparty (including the elimination of Services).
Section 2.2    NRE Internalization. From and after the Triggering Date (as defined in the Amendment), the Company may deliver written notice (the “Internalization Notice”) to the Asset Management Parties that the Company intends to internalize management of the Company (the “Internalization”). The Internalization Notice shall set forth the date on which the Internalization shall occur (the “Internalization Termination Date”), which date shall not be less than seventy-five (75) days after the date of the Internalization Notice and must be on or before the Outside Date (as defined in the Amendment). Concurrent with the delivery of the Internalization Notice, the Company shall deliver written notice of those NRE Employees (as defined in the Employee Transition Agreement) to which it is offering employment. Following delivery of the Internalization Notice and prior to the Internalization Closing Date, both parties will cooperate in good faith to take all actions reasonably required to facilitate the Internalization, including such actions as are related to some or all of the NRE Employees becoming employees of the Company. On the Internalization Termination Date, (i) the Company shall hire all persons who have accepted the offers of employment (the “Company Employees”), (ii) all Company Employees shall move to segregated office space provided pursuant to this Agreement (and vacate the office space of the Asset Manager Parties within five (5) Business Days of the Internalization Closing Date, (iii) the Company shall pay to the Asset Management Parties in cash the Termination Payment (as defined in the Amendment) and

(iv) the Asset Management Agreement shall terminate. For the avoidance of doubt, the Internalization Termination Date must occur on or prior to the Outside Date. On the Internalization Termination Date, if any, the signature pages of the Asset Management Parties and the Company to the Internalization Agreement set forth on Exhibit C that are currently held in escrow will be released and be deemed delivered to the other parties and effective.
Section 2.3    Effectiveness. Other than in respect of the Section 2.1 and the second sentence of Section 2.2, this Agreement and the transactions contemplated herein shall be conditioned upon the occurrence of the Termination Date. In the event that the Termination Date does not occur on or prior to the Outside Date, this Agreement shall automatically terminate without any further action by any party and shall be void ab initio.
ARTICLE III
TRANSITION SERVICES
Section 3.1    Services. Subject to the terms and conditions of this Agreement, beginning on the Internalization Termination Date, and for the nine (9) month period immediately following the Internalization Termination Date (the “Services Period”), at the request of the Company, the Asset Manager Parties shall provide, or cause to be provided, to the Company and its Subsidiaries (i) any service provided by the Asset Manager Parties during the twelve (12) month period immediately prior to the date hereof and requested by the Company during the first three (3) months immediately following the date hereof which the Asset Manager Parties are able to provide using commercially reasonable efforts (excluding for the avoidance of doubt services predominately provided by individuals hired by the Company or any of its Subsidiaries), for a time period of nine (9) months, or a shorter period, if agreed by the parties, and a fee to be reasonably agreed by the parties (provided if the parties are unable to agree the fee for such services shall be as set forth in Section 4.1), and (ii) services necessary or reasonably required to transition the services described in clause (i) from the Asset Manager Parties to the Company or its Subsidiaries (each such service, a “Service,” and collectively, the “Services”).
Section 3.2    Provision of Services.
(a)    Provision of Services. The Asset Manager Parties acknowledge and agree that the operations of the Company are conducted through various Subsidiaries, which shall also be entitled to receive the Services as contemplated by this Agreement. The Company acknowledges and agrees that the Services to be provided hereunder may be provided, directly or indirectly, through one or more Subsidiaries of either Asset Manager Party or third party contractors, subcontractors, licensors, vendors, outsourcers or other third party service providers (each such third party, a “Third Party Service Provider”); provided that, without the prior written consent of the Company, no Services shall be provided by a Third Party Service Provider unless such Third Party Service Provider was utilized to provide such Services under the Asset Management Agreement during the twelve (12) months prior to the Internalization Termination Date or such Third Party Service Provider is being utilized for substantially similar Services for the entire business of the Asset Manager Parties and their Subsidiaries and not solely and specifically for the operations of the Company; provided further, that the Asset Manager Parties shall be ultimately responsible for the provision of the Services in accordance with this Agreement. The Company acknowledges and agrees that the Services are provided on a non-exclusive basis and nothing in this Agreement shall restrict or limit the Asset Manager Parties’ ability to provide similar services to any Person.
(b)    Cooperation. The Company shall (and shall cause its Subsidiaries to) provide to the Asset Manager Parties and their Affiliates such assistance as is reasonably necessary for such parties to perform the Services; provided that nothing in this Section 3.2(b) shall require the Company or any of its Subsidiaries to incur any out-of-pocket costs or expenses not contemplated by Section 4.1 unless agreed to in writing by the Company.
(c)    DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE COMPANY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 3.4 HEREOF: (a) THE SERVICES ARE PROVIDED AS-IS AND (b) THE ASSET MANAGEMENT PARTIES EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, SUFFICIENCY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON INFRINGEMENT.
Section 3.3    Discontinuation of Services.
(a)    Expiration of Services. Upon the expiration of the Services Period, the obligation of the Asset Manager Parties to provide the Services and this Agreement shall automatically and immediately terminate, including upon the earlier termination of the last Services to be provided hereunder.
(b)    Early Termination of Services. Prior to the expiration of the Services Period, the Company may earlier terminate any or all of the Services by providing thirty (30) days’ prior written notice of such termination to the Asset Manager Parties. Unless earlier terminated as set forth above, the Services shall continue for the Services Period in accordance with the terms set forth herein, unless otherwise agreed to by the Parties. Such early termination by the Company shall not affect its obligation to pay any Services Fee that accrued prior to the effectiveness of such termination. Any termination notice delivered hereunder shall specify (x) the Service or Services to be terminated and (y) the effective date(s) of such termination.
(c)    Termination for Material Breach. This Agreement may be terminated by either Party in the event that the other Party breaches, in any material respect, any provision of this Agreement and fails to remedy such breach within thirty (30) days of receipt of written notice from the other Party of such breach.

(d)    Effect of Termination. The expiration or termination of this Agreement or any Services pursuant to this Section 3.3 shall not act as a waiver of any breach or relieve any Party from Liability for any breach of this Agreement prior to such expiration or termination or any payment due for Services performed prior to such expiration or termination. Further, the provisions of Section 3.2(c), this Section 3.3(d), Section 3.7, Section 5.1, Section 5.3, Section 5.4, Section 5.5, Section 6.1, through Section 6.3, and Error! Reference source not found. shall survive any expiration or termination of this Agreement.
Section 3.4    Standard of Performance; Disputes. Subject to the terms and conditions of this Agreement, the Asset Manager Parties shall perform (or cause to be performed) the Services (i) in accordance with applicable Law and (ii) in a manner substantially similar in nature, quantity and quality to the manner in which such Services have been historically performed, which, for the avoidance of doubt, shall be no less than (A) a good, timely and workmanlike manner, (B) with the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, and (C) in a manner that is consistent with standard practices in the real estate industry. The Asset Manager Parent and the Company each agree to work together in good faith to resolve any issues or disputes arising out of the performance of this Agreement prior to exercising other remedies available at Law. Notwithstanding anything in this Agreement to the contrary, during the pendency of any dispute with respect to this Agreement, (i) the Asset Manager Parties shall not withhold any Service until such Service is validly terminated in accordance with the terms of this Agreement and (ii) the Company shall not withhold the payment of any Services Fee in accordance with Section 4.5 below.
Section 3.6    Independent Contractor. In providing Services hereunder, the Asset Manager Parties, their Affiliates and any Third Party Service Providers shall act solely as independent contractors. Nothing herein shall constitute or be construed to be or create in any way or for any purpose a partnership, joint venture or principal-agent relationship between the Parties. No Party shall have any power to control the activities and/or operations of the other Party. No Party shall have any power or authority to bind or commit any other Party. In providing the Services hereunder, the Asset Manager Parties’ employees and agents shall not be considered employees or agents of the Company or any of its Subsidiaries, nor shall the Asset Manager Parties’ employees or agents be eligible or entitled to any compensation, benefits, or perquisites (including severance) given or extended to the employees of the Company or any of its Subsidiaries. For the avoidance of doubt, the Company and its Subsidiaries shall be solely responsible for the operation of their respective businesses and the decisions and actions taken in connection therewith.
Section 3.7    Access; Books and Records. During the term of this Agreement and following the termination of the Services, the Asset Manager Parties shall make available to the Company all information and materials reasonably requested by the Company and its Subsidiaries which relate to the operation of the Company and its Subsidiaries.
ARTICLE IV
SERVICE CHARGES

Section 4.1    Fees. The fee, rate or amount to be charged for each Service (the “Services Fee”) shall be mutually agreed by the parties; provided that if the parties are unable to agree, the Service Fee shall be an amount equal to (i) the fully-burdened cost actually documented and incurred by the Asset Manager Parties to directly provide such Service without any markup or margin of profit (based on the internal transfer pricing of the Asset Manager Parties), plus (ii) a markup of twenty percent 20%; provided that the overhead portion of such fully-burdened cost of providing such Service shall in all cases exclude (a) depreciation, amortization, bad debt expense and impairment expenses, etc.), (b) all salaries, benefits, reimbursable travel expenses or other compensation attributable to executive leadership team or board of directors of any Asset Manager Party or its Affiliates, (c) all salaries, benefits, reimbursable travel expenses or other compensation attributable to any employees which are not directly providing the Services to the Company and its Subsidiaries, and (d) any fee, cost or expense that does not directly benefit the Company or its Subsidiaries; provided further that the fees, costs or expenses of employees of the Asset Manager and its Subsidiaries who are not fully dedicated to providing Services shall be allocated based on the percentage of their time dedicated to providing Services as documented in good faith by the Asset Manager Parties. For the avoidance of doubt, the Service Fee shall in no event exceed the amount paid under the Asset Management Agreement in calendar year 2018 and following the termination of a Service, the Company shall have no further obligation to pay any Service Fee in connection with such terminated Service other than any unpaid Service Fee relating to Services provided prior to such termination.
Section 4.2    Taxes.
(a) In addition to the Services Fee, the Company or its applicable Subsidiary shall pay all applicable sales, use, value added, or other similar taxes chargeable on the Services provided for herein, together with any interest and penalties imposed with respect thereto (“Sales Taxes”), provided, that the Company and its Subsidiaries shall not be liable for any interest, penalties or other charges attributable to the Asset Manager Parties’ or their Affiliates’ improper filing relating to Sales Taxes or late payment or failure to remit Sales Taxes to the relevant taxing authority. The Company or its applicable Subsidiary shall pay to the Asset Manager Parties any such Sales Taxes within twenty (20) days of receipt of an invoice with respect thereto. If the Company or its applicable Subsidiary is exempt from any such Sales Taxes, the Company or such Subsidiary shall furnish the Asset Manager Parties with a valid and properly completed resale or exemption certificate, as required under applicable Law, and the Company or such Subsidiary shall not be required to pay such Sales Taxes.
(b) If applicable Law requires that an amount in respect of any taxes, levies or charges be withheld from any payment to the Asset Manager Parties under this Agreement, the Company shall (i) promptly notify the Asset Manager Parties of such required withholding, (ii) withhold from amounts otherwise due to the Asset Manager Parties hereunder any taxes required to be withheld, and (iii) pay such withheld taxes when due to the applicable taxing authorities. All amounts so withheld and paid to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to or on behalf of the Asset Manager Parties.

Section 4.3    Payment. The Asset Manager Parties shall invoice the Company on a monthly basis for the Services Fee. If the Services Fee is determined based on costs or expenses incurred by the Asset Management Parties, such invoice shall provide a reasonable description and detail of all such costs or expenses used to calculate such Services Fee. Payment for the Services Fee shall be made within thirty (30) calendar days after the date of the applicable invoice. All accrued and unpaid charges for Services shall be due and payable upon termination of this Agreement with respect to such Services and shall be invoiced in accordance with this Section 4.3.
Section 4.4    Finance Charge. If the Company fails to make any payment of any amount within fifteen (15) calendar days of the date such payment was due to the Asset Manager Parties, a finance charge of two percent (2.0%) per month or, if less, the maximum rate allowed by applicable Law, shall be payable from the date of the invoice to the date such payment is received by the Company.
Section 4.5    Disputes. If the Company, acting in good faith, disputes the amount of any Services Fee invoiced pursuant to Section 4.3, the Company shall, within sixty (60) days after receipt of an invoice, deliver a written notice to the Asset Manager Parties notifying them of the amount of the disputed cost or expense and provide a reasonably detailed description of the reason for the dispute. The Parties agree to seek to resolve all such disputes expeditiously and in good faith; provided, however, pending resolution of any dispute, (i) the Asset Manager Parties shall continue performing Services in accordance with this Agreement and (ii) the Company shall not withhold the payment of any Services Fee.
Section 4.6    Audit Rights. Solely for purposes of any cost-based fees, at all times during the term of this Agreement, the Asset Manager Parties shall maintain books of account, receipts, disbursements and all other records relating to the Services performed by the Asset Manager Parties hereunder (the “Records”). Solely for purposes of any cost-based fees, the Company shall have the right, upon thirty (30) days’ prior notice to the Asset Manager Parties and at reasonable times during usual business hours of the Asset Manager Parties, to audit the Records in respect of the Services Fee included in any invoice pursuant to Section 4.3. In the event that the audit reveals that the Company was overbilled, the Company shall deliver a written notice to the Asset Manager Parties notifying them of such amount and providing a reasonably detailed description of such overbilling. Upon receipt of such notice, the Asset Manager Parties will research the items in question in a reasonably prompt manner and the Parties shall cooperate to resolve any differences.  The Company shall bear the cost of such audit unless the audit reveals that the Asset Manager Parties overbilled the Company by five percent (5.0%) or more with respect to the period being audited, in which case the Asset Manager Parties shall bear the reasonable costs of such audit; provided, that, the Asset Manager Parties shall not be responsible for reimbursing the cost of an audit in excess of the amount the Company was overbilled. Any discrepancy revealed by the audit and agreed by the Parties or otherwise resolved in accordance with this Agreement shall be paid promptly to the Company. This Section 4.6 shall survive termination or expiration of this Agreement for a period of one (1) year.

ARTICLE V
CONFIDENTIALITY; LIMITATIONS OF LIABILITY;
INDEMNIFICATION

Section 5.1    Confidentiality.
(a)    Each Party, on behalf of itself and its Affiliates, shall keep confidential the Confidential Information of the other Party obtained or used by it in connection with this Agreement or provision of the Services and shall not disclose any such information (or use the same except in furtherance of its duties and obligations under this Agreement) to unaffiliated third parties, except: (i) with the prior written consent of the other Party; (ii) to legal counsel, accountants and other professional advisors; (iii) to third parties who agree to keep such information confidential by contract or by professional or ethical duty and who need to know such information to perform the Services; (v) requested or required by Law or any Governmental Authority process so long as, to the extent legally permissible and reasonably practicable, the disclosing Party provides the other Party with reasonable prior written notice of such disclosure and a reasonable opportunity to contest such disclosure; or (vi) to comply with reporting, disclosure, filing or other requirements imposed on the applicable Party.
(b)    In addition to the foregoing, the Asset Manager Parties shall comply (and ensure that any subcontractor complies) with any applicable law or binding regulation on data protection or data privacy (“Applicable Privacy Laws”) in relation to any processing of personal data of the Company or any of its Subsidiaries in connection with this Agreement (“Relevant Data”). The Asset Manager Parties shall, and shall cause their Affiliates and Third Party Service Providers utilized in the performance of the Services to:
(i)    only process the Relevant Data as reasonably necessary to perform its obligations and exercise its rights under the Agreement;
(ii)    give the Company such information in relation to that processing as it reasonably requests from time to time to enable the Company and its Subsidiaries to comply with its obligations under Applicable Privacy Laws;
(iii)    notify the Company in writing if it becomes aware of, or suspects the occurrence of, any personal data breach in relation to those Applicable Privacy Laws in respect of the Relevant Data;
(iv)    give the Company such information, assistance and co-operation as it reasonably requests to enable it and its Subsidiaries to mitigate any adverse consequences of any personal data breach of which it receives notification under Section 5.1(b)(iii);
(v)    notify the Company in writing if it receives any communication from a data subject or competent data protection authority seeking to exercise rights under, or alleging or proposing to investigate an allegation of breach of, Applicable Privacy Laws in relation to the Relevant Data; and

(vi)    ensure that each Third Party Service Provider which has access to Relevant Data in connection with the Services is bound by a written agreement imposing on it data security, privacy and related provisions which are compliant with Applicable Privacy Laws.
Section 5.2    System Security. If any Party is given access to the information systems of another Party in connection with the performance or receipt of Services, such Party shall comply with all reasonable security requirements of the other Party applicable to such access and use and shall not compromise or circumvent any security or audit measures employed by such other Party. Each Party shall cooperate and cause its Affiliates to cooperate promptly and fully (i) in notifying a Party of breaches of the information systems or data security of such Party; and (ii) with any investigation relating to the information systems or data security that is carried out by or on behalf of a Party or any of its Affiliates that arises in connection with this Agreement (such cooperation to include any relevant information or material in their possession or under their control). In no event shall a Party disclose the fact of a breach of another Party’s information systems or data to any Person other than such other Party without the prior written approval of such other Party, unless such disclosure is required under applicable Law (in which event, the disclosing Party shall give as much notice to the other Party as practicable under the circumstances).
Section 5.3    Indemnity. The Company agrees to indemnify and hold the Asset Manager Parties and their respective Subsidiaries (each, an “Asset Manager Indemnitee”) harmless from and against any Liability arising out of, or in connection with, the performance of the Services provided by such Asset Manager Indemnitee hereunder, or any use of such Services by the Company or any of Subsidiaries; provided that notwithstanding the foregoing, nothing contained herein shall protect or be deemed to protect any Asset Manager Indemnitee against, or entitle or be deemed to entitle any Asset Manager Indemnitee to indemnification in respect of any Liability arising out of any Asset Manager Party’s (i) breach or violation, in any material respect, of this Agreement, (ii) violation of applicable Law, or (iii) willful misconduct, gross negligence, fraud or bad faith. Subject to Section 5.5, the Asset Manager shall indemnify and hold the Company and its Subsidiaries (each, a “Company Indemnitee”) harmless from and against any Liability arising out of any Asset Manager Party’s (i) breach or violation of this Agreement, in any material respect, (ii) violation of applicable Law in the performance of the Services, or (iii) willful misconduct, gross negligence, fraud or bad faith in the performance of the Services.
Section 5.4    Indemnification Procedures. In the event that any Asset Manager Indemnitee or any Company Indemnitee is entitled to be indemnified under this Agreement (together, the “Indemnified Parties” and each an “Indemnified Party”), such Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) in writing of any pending or threatened action, claim or demand that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened action, claim or demand asserted by a third Party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such action, claim or demand to the extent then known; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall be entitled to assume or maintain the defense of any

Third Party Claim unless (i) the Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunction or other equitable relief against the Indemnified Party (or any Affiliates thereof) or (ii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonable withheld, conditioned or delayed); provided that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it irrevocably waives in a writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement. Further, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonable withheld, conditioned or delayed) unless the settlement or compromise includes an unconditional release of the Indemnified Parties.
Section 5.5.    Limitation of Liability. IN NO EVENT SHALL ASSET MANAGER HAVE ANY LIABILITY UNDER THIS AGREEMENT IN EXCESS OF THE FEES PAID TO IT HEREUNDER. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR EQUITY, FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNLESS AWARDED TO A THIRD PARTY IN CIRCUMSTANCES IN WHICH AN INDEMNIFYING PARTY IS RESPONSIBLE HEREUNDER.
ARTICLE VI
ADDITIONAL CONSIDERATIONS

Section 6.1    Company Board of Directors. To the extent the Company has not consummated an NRE Change of Control or internalization of the management of the Company prior to the time the Asset Manager would be entitled to nominate its Designated Director (as defined in the Asset Management Agreement) for purposes of the 2019 stockholder’s meeting of the Company, the Asset Manager hereby agrees it will nominate a current employee of the Asset Manager. The Asset Manager further agrees that upon the termination of the Asset Management Agreement, the Asset Manager shall cause any Designated Director then on the Board of Directors of the Company to resign effective immediately.
Section 6.2    Voting Agreement. The Parties hereby agree that in connection with any NRE Change of Control which has been approved by the Board of Directors of the Company, Asset Manager Parent and its Affiliates shall enter into a customary voting agreement with the applicable Counterparty thereto, agreeing to vote their shares of Common Stock in favor of such NRE Change of Control.

Section 6.3    No Setoff; Withholding. There shall be no right of setoff with respect to any claim, debt or obligation against payments to any Party or any of its respective Affiliates under this Agreement. Notwithstanding anything to the contrary herein, any and all payments made pursuant to this Agreement shall be made free and clear of any deduction or withholding.
Section 6.4    2018 Incentive Fee. The Company hereby agrees it will pay the 2018 Incentive Fee in cash.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment, termination is in writing and signed, in the case of an amendment, by the Company and the Asset Manager, or in the case of a waiver, by the Party against whom such waiver is intended to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 7.2    Notices. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sent, given and delivered (a) immediately if delivered by personal delivery, (b) one (1) Business Day after deposit with an overnight delivery service (with charges prepaid), (c) on the date of delivery, after deposit in the mail via registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice), and (d) upon confirmation of receipt if given by electronic mail or other customary means of electronic communication as provided below:
If to the Asset Manager or Asset Manager Parent:
Colony Capital, Inc.
515 S. Flower Street, 44th Floor
Los Angeles, California 90074
Attention: Director, Legal

If to the Company:

NorthStar Realty Europe Corp.
7 St. Paul Street
Suite 820
Baltimore, Maryland 21202
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
1 New York Plaza
New York, New York 10004
Attention: Steven Scheinfeld

Section 7.3    Assignment; Binding Effect; No Delegation of Services. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, except as expressly provided in this Agreement, no Party to this Agreement may assign any of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party hereto and any purported assignment in violation of the foregoing shall be null and void.
Section 7.4    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 7.5    Governing Law, etc. This Agreement, and all actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, the transactions contemplated hereby or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Law of the State of New York, without regard to the choice of Law or conflicts of Law principles thereof. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of New York.
Section 7.6    Jurisdiction; WAIVER OF JURY TRIAL.
(a)    Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York in New York County or, if such court shall not have jurisdiction, the United States District Court for the Southern District of New York, , and any appellate court from any appeal thereof, in any action arising out of or relating to this Agreement or the transactions contemplated hereby or the negotiation, execution or performance hereof or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action may be heard and determined in the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York, to the extent permitted by Law, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action in the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York. Each of the parties agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to service of process in the manner provided for with respect to notices in Section 7.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6(b).
Section 7.7    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.
Section 7.8     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF or other equivalent format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 7.9    Force Majeure. The Asset Manager and the Asset Manager Parent shall be temporarily excused from performance under this Agreement if any force majeure, including but not limited to disaster, hurricane, fire, war, civil commotion, strike, labor shortage, slowdown, or the unavailability of labor, governmental regulation, energy shortage, or other occurrence beyond the reasonable control of the Asset Manager or the Asset Manager Parent, as applicable, should have happened and made it impossible for the Asset Manager or the Asset Manager Parent, as applicable, to perform its obligations under this Agreement. In any such event, the obligations of the Asset Manager or the Asset Manager Parent, as applicable, under this Agreement shall be postponed for such time as its performance is suspended or delayed on account thereof. In such event, the Asset Manager or the Asset Manager Parent, as applicable, will notify the Company, in writing, upon learning of the occurrence of such event of force majeure. Upon the occurrence of the force majeure event, the Asset Manager or the Asset Manager Parent, as applicable, will use commercially reasonable efforts to resume its performance with the least practicable delay.
Section 7.10    Construction. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section and paragraph are references to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; and (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end at the close of business on the next succeeding Business Day.
Section 7.11    Entire Agreement. This Agreement, together with the Employee Transition Agreement, constitute the entire agreement among the parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters.
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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.
CNI NRE ADVISORS, LLC

By: /s/ RONALD M. SANDERS
Name: Ronald M. Sanders
    Title: Vice President & Secretary
COLONY CAPITAL OPERATING COMPANY LLC
By: /s/ RONALD M. SANDERS
Name: Ronald M. Sanders
    Title: Vice President & Secretary
NORTHSTAR REALTY EUROPE CORP.

By: /s/ JUDITH A. HANNAWAY
Name: Judith A. Hannaway
Title: Lead Independent Director

Exhibit A
INTERNALIZATION AGREEMENT
This INTERNALIZATION AGREEMENT (this “Agreement”), dated as of [___] [•], 2019, is made and entered into by and between NorthStar Realty Europe Corp., a Maryland corporation (the “Company”), CNI NRE Advisors, LLC, a Delaware limited liability company (the “Manager”), and Colony Capital Operating Company LLC, a Delaware limited liability company (the “Asset Manager Parent”, and together with Manager, the “Asset Manager Parties”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Management Agreement (defined below).
WHEREAS, the Manager provides certain services to the Company and its Subsidiaries pursuant to that certain Amended and Restated Asset Management Agreement, dated as of November 9, 2017 by and between the Company and the Manager (as amended, restated, updated or modified from time to time, the “Management Agreement”), as amended by that certain Amendment No. 1 dated as of November 7, 2018 (the “Amendment”);
WHEREAS, the Amendment contemplates the possible internalization of the management of the Company (the “Internalization”);
WHEREAS, in accordance with the terms of the Transition Agreement, dated as of April 23, 2019, among the parties hereto (the “Transition Agreement”), on the Internalization Termination Date (as defined in the Transition Agreement) this Agreement came into effect; and
WHEREAS, the Company and the Manager desire to address and set forth certain covenants and agreements to be followed in connection with the Internalization.
NOW, THEREFORE, for the mutual promises made herein and in the other agreements executed by the parties concurrently herewith or contemplated hereby, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
COVENANTS
Section 1.01    No Hire; Non-Solicitation. As from the date of this Agreement and for a period of one year from the Internalization Termination Date, the Asset Manager Parties shall not, and shall cause their respective affiliates not to solicit any of the Company Employees to leave their employment with the Company or the relevant subsidiary, or to hire or in any way employ, engage and/or make use of the services of any such Company Employees while engaged by the Company or any of its subsidiaries; provided that Asset Manager Parties shall not be precluded from soliciting or hiring any Company Employee, who is not an executive officer of the Company, who responds to general solicitations for employment made by the Asset Manager Parties not specifically directed at the Company Employees or responds to an executive or employee search firm where such search firm was not directly or indirectly directed by the Asset Manager Parties to contact any Company Employee, in each case and whom none of the Asset Management Parties have directly or indirectly solicited prior to such general or search firm solicitation .
Section 1.02    Cooperation on Post-Closing Tax MattersSection. The Company and Manager each shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Tax (“Tax Return”) and any audit or other proceeding with respect to all U.S. federal, state, provincial, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (collectively, “Taxes”). Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. For the period during which the applicable statute of limitations is open, the parties agree (a) to retain all books and records with respect to Tax matters pertinent to Manager and the Company relating to any pre-closing Tax period, and to abide by all record retention agreements entered into with any Tax authority and (b) if the other party so requests, the Company or Manager, as the case may be, shall allow the other party to take possession of such books and records. The Asset Management Parties agree to promptly notify the Company in the event that NorthStar Realty Finance Corporation is audited by the U.S. Internal Revenue Service with respect to its qualification as a real estate investment trust for its 2015 tax year, and provide such information in connection therewith that the Company may reasonably request.
Section 1.03     Litigation Support        In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand (“Proceeding”) in connection with, arising out of, or in any way related to the period during which services were provided pursuant to the Management Agreement or the Transition Agreement, the other party will provide reasonable cooperation to the contesting or defending party and its legal counsel in the contest or defense; reasonably make its officers, employees, agents and other personnel available during regular business hours upon request for a reasonable amount of time; and provide such access to its books and records as shall be reasonably necessary in connection with such contest or defense, at the sole cost and expense of the requesting party. The requesting party shall have the right to make copies of such books and records; provided, however, that (i) the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of the other party and (ii) the parties are under no obligation to disclose to the requesting party or its representatives any information the disclosure of which is restricted by contract or applicable law or would result in the waiver of any attorney-client, work product or other applicable privilege or contravene any law, rule, regulation, order, judgment, or decree. The requesting party shall not, and shall cause each other person with

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whom it shares any such information, including its officers, directors and representatives not to, disclose any information to which they have access pursuant to this Section 1.03 except (i) as required by law, (ii) with the prior written consent of the disclosing party, which consent shall not be unreasonably withheld, (iii) in connection with any proceeding involving the requesting party (provided that the requesting party shall use reasonable efforts to file any documents or information obtained from the other party under seal or in redacted form in the event of litigation) or (iv) when such information becomes available to the public generally, through sources other than the requesting party. This Section shall not apply to controversies or litigation between the parties or to any situation in which their legal interests are adverse. Each party agrees to reimburse each other for reasonable out-of-pocket costs and expenses, including attorneys’ fees, but excluding officers’ or employees’ salaries, incurred by the other party in connection with providing individuals and witnesses pursuant to this Section 1.03.
Section 1.04    Transfer of Books and Records. The Asset Manager Parties agree that all records maintained for the Company and any subsidiary are the property of the Company and/or such subsidiary and promptly following the date hereof will surrender to the Company all such records (in such format as reasonably requested by the Company); provided, that, the Asset Manager Parties may retain a copy of the Company’s records for internal retention purposes, which will be subject to the confidentiality provisions under the Transition Agreement. To the extent that any books and records pertain to both the Manager and the Company, the Manager may redact such books and records as necessary to remove information solely relating to the Manager or provide a full copy subject to the confidentiality provisions under the Transition Agreement. For the seven (7) year period following the date hereof, the Asset Manager Parties shall cause their employees, counsel, auditors and other representatives to answer questions and provide information to assist the Company (A) to comply with its (and its subsidiaries’) reporting, disclosure, filing or other requirements (including under applicable securities laws), and (B) to prepare its (and its subsidiaries’) financial statements or tax returns, or in order to satisfy audit, accounting or other similar requirements. Access to such persons shall be granted during normal business hours at a location and in a manner reasonably calculated to minimize disruption to such Persons and the parties. Each party agrees to reimburse each other for reasonable out-of-pocket expenses, including attorneys’ fees, but excluding officers’ or employees’ salaries, incurred by the other party in connection with providing such access pursuant to this Section 1.04.
Section 1.05    Information Support. At any time while any of the Asset Manager Parties or their affiliates has one or more classes of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is the beneficial owner (within the meaning of the Exchange Act) of more than 5% of any class of outstanding securities of the Company, the Company shall use commercially reasonable efforts to deliver to such beneficial owner, at such beneficial owner’s reasonable request, such information or documentation as may be required, to satisfy or demonstrate compliance with any legal, regulatory or disclosure obligation such beneficial owner may have under the Exchange Act or other federal securities laws or otherwise.
ARTICLE II.
MISCELLANEOUS PROVISIONS

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Section 2.01    Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment, termination is in writing and signed, in the case of an amendment, by the Company and the Manager, or in the case of a waiver, by the party against whom such waiver is intended to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 2.02    Notices. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sent, given and delivered (a) immediately if delivered by personal delivery, (b) one (1) Business Day after deposit with an overnight delivery service (with charges prepaid), (c) on the date of delivery, after deposit in the mail via registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and (d) upon confirmation of receipt if given by electronic mail or other customary means of electronic communication as provided below:
If to the Manager or Asset Manager Parent:
Colony Capital, Inc.
515 S. Flower Street, 44th Floor
Los Angeles, California 90074
Attention: Director, Legal

If to the Company:
NorthStar Realty Europe Corp.
7 St. Paul Street
Suite 820
Baltimore, Maryland 21202
Attention: General Counsel
Section 2.03    Assignment; Binding Effect; No Delegation of Services. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, except as expressly provided in this Agreement, no party to this Agreement may assign any of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other party hereto and any purported assignment in violation of the foregoing shall be null and void.
Section 2.04    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 2.05    Governing Law, etc. This Agreement, and all actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, the transactions contemplated hereby or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Law of the State of New York, without regard to the choice of Law or conflicts of Law principles thereof. The parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of New York.
Section 2.06    Jurisdiction; WAIVER OF JURY TRIAL.
(a)    Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York in New York County or, if such court shall not have jurisdiction, the United States District Court for the Southern District of New York, and any appellate court from any appeal thereof, in any action arising out of or relating to this Agreement or the transactions contemplated hereby or the negotiation, execution or performance hereof or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action may be heard and determined in the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York, to the extent permitted by Law, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action in the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York. Each of the parties agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to service of process in the manner provided for with respect to notices in Section 2.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS

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BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.06(b).
Section 2.07    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.
Section 2.08    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF or other equivalent format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 2.09    Construction. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section and paragraph are references to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) the parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; and (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end at the close of business on the next succeeding Business Day.
Section 2.10    Entire Agreement. This Agreement, together with the Transition Agreement and Employee Transition Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters.
Section 2.11    Effectiveness. The effectiveness of this Agreement and the transactions contemplated herein shall be conditioned upon the occurrence of the Internalization Termination Date. In the event that the Internalization Termination Date does not occur on or prior to the

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Outside Date, this Agreement shall not take effect and shall automatically terminate without any further action by any party and shall be void ab initio.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their representatives on the date first written above.
MANAGER
CNI NRE Advisors, LLC
    a Delaware limited liability company

By:
Name:
Title:
ASSET MANAGER PARENT
COLONY CAPITAL OPERATING COMPANY LLC
a Delaware limited liability company

    By:
Name:
Title:
COMPANY
NORTHSTAR REALTY EUROPE CORP.,
    a Maryland corporation

    By:
Name:
Title: